EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8(No. 33-87572, No. 333-50934, and No.9588) and S-3 (No.
333-100119) of NN, Inc. of our report dated March 15, 2005 relating to the financial statements, managment's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.



/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 16, 2005